Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

Event Date/Time: Feb 12, 2009 / 04:00PM GMT

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

CORPORATE PARTICIPANTS

 Ryan McGrath
 Lambert, Edwards & Associates - IR

 Leigh Abrams
 Drew Industries Incorporated - Chairman

 Fred Zinn
 Drew Industries Incorporated - President, CEO

 Joe Giordano
 Drew Industries Incorporated - CFO, Treasurer

 Jason Lippert
 Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro

CONFERENCE CALL PARTICIPANTS

 Kathryn Thompson
 Avondale Partners - Analyst

 Scott Stember
 Sidoti & Company - Analyst

 Torin Eastburn
 CJS Securities - Analyst

 Adam Schwartz
 First Manhattan - Analyst

 Barry Vogel
 Barry Vogel & Associates - Analyst

 John Dacher
 Pinnacle - Analyst

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the fourth quarter 2008 Drew Industries Inc. earnings conference call. My name is Grace Ann, and I will be your coordinator for today. At this time, all participants are in a listen-only mode. We will be facilitating a question-and-answer session towards the end of today's conference. (Operator Instructions).

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the presentation over to your host for today's conference, Mr. Ryan McGrath with Drew's Investor Relations.

 Ryan McGrath - Lambert, Edwards & Associates - IR

 Thank you. Good morning, everyone, and welcome to Drew Industries 2008 fourth-quarter and year-end conference call. I am Ryan McGrath of Lambert Edwards, Drew's investor relations firm, and have with me today members of Drew's management team, including Leigh Abrams, Chairman of the Board of Drew; Fred Zinn, President and CEO and a Director of Drew; Jason Lippert, President and CEO of Lippert Components and Kinro and a Director of Drew; and Joe Giordano, CFO and Treasurer of Drew.

We want to take a few minutes to discuss our quarterly and year-end results. However, before we do so, it is my responsibility to inform you that certain statements made in today's conference call regarding Drew Industries and its operations may be considered forward-looking statements under the securities laws.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

As a result, I must caution you that there are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially than those described in the forward-looking statements. These factors are identified in our press releases, in our Form 10-K for the year ended 2007 and in our subsequent Form 10-Qs, all filed with the SEC.

With that, I would like to turn the call over to Leigh Abrams.

 Leigh Abrams - Drew Industries Incorporated - Chairman

 Thank you, Ryan, and good morning and welcome to all of you on this call and to all of those listening on the Internet. After 30 years as Drew's CEO, I believe it is time for me to move on to new challenges and adventures. It is highly unusual for someone to be the CEO of a company for as long as I have, but all I can say is that I've had great experiences, terrific opportunities and tremendous satisfaction as the CEO of Drew, and that now as Chairman of the Board of Drew, Drew will continue to be a big part of my life.

I also want to take this opportunity to thank all of you for your valued support and encouragement for Drew and me over these past years. I take great comfort in knowing that Fred Zinn, who has been with Drew for the last 28 years, will be succeeding me. Fred was appointed President last May and CEO as of January 1, '09. Fred is very smart, highly qualified and has the full and enthusiastic backing and confidence of me and our entire Board of Directors. I look forward to Fred helping Drew become an even better company in the years ahead.

In addition, as we have previously reported, David Webster, the longtime President and CEO of our Kinro subsidiary, has also recently retired. Jason Lippert, the CEO of our very successful Lippert Components subsidiary, is now also the CEO of Kinro, which for many years was the backbone of Drew's success.

My only regret is that I am leaving Fred and Jason with the job of coping with one of the worst recessions this country has seen in many years. However, I am certain that Fred and Jason are up to the task. Rusty Rose, who has been Drew's Chairman for the past 30 years, will now be our lead director. Rusty and I will always be available to consult with Fred and Jason and offer whatever advice we can. Our interest in Drew remains as intense as ever, as Rusty is one of Drew's largest stockholders, and I have a significant portion of my net worth in Drew's stock, albeit less than in the past as a result of our lower stock price.

It is now my pleasure to turn Drew and this call over to Fred.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Thank you very much, Leigh. I won't recite the litany of bad economic and industry news that led to Drew's first quarterly loss in many years. I know you've all heard it many times before.

But I should point out that despite the dismal economic environment, for the full year 2008, Drew achieved a profit of $0.53 a share, or $0.76 a share excluding the goodwill impairment and retirement charges that we described in our press release. While that is well below prior-year earnings, we still believe it is quite an accomplishment in these very, very difficult economic times.

Joe will give you more of the details on our results for the quarter, but basically, excluding the goodwill impairment and executive retirement charges, the decline in our operating profit for the fourth quarter was almost entirely caused by the $73 million organic drop in sales. And that sales decline resulted from reduced industrywide production, both because in this environment it is difficult for dealers and consumers to get loans, and because consumers are reluctant to make big ticket discretionary purchases.

As a result, many of our customers' plants closed in mid-November and did not reopen until late January.

The balance of our profit shortfall compared to the fourth quarter of 2007 was due to higher raw material costs flowing through our P&L, as well as severance and other costs related to facility consolidations and staff reductions.

The economic and industry conditions are not likely to improve significantly in the next few quarters, so we will continue to tighten our belts by exploring and implementing additional cost reductions and efficiency improvements. And I think you can judge from our track record that we will take all appropriate steps to respond to this [fear] recession by streamlining our operations even further.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

As President Obama noted in his press conference earlier this week, the extremely tight credit market is at the root of the current problems in the RV and manufactured housing industries. To address this issue, our industry organizations worked closely with congressional representatives to ensure that the government's economic stimulus packages include programs designed to promote lending for both dealers floorplan financing and retail buyers of RVs and manufactured homes. We certainly urge all industry participants to make their opinions about this issue known to their representatives in Congress.

For the economy to recover, it is certainly critical for the banks to make more money available to consumers and businesses. Right now, banks are intent on avoiding risks and reducing their leverage, and rightfully so. But eventually, they will get back to their core business, making money from loans that are appropriately priced for the risks.

I know it is difficult to be even a little optimistic right now, despite the $800 billion economic stimulus package and the $2 trillion in funding to be made available through the federal reserve. But I think we do need to balance our concerns about the next couple of quarters, next few quarters, with our optimism about the longer term.

Over time, the basic values and vacation preferences of Americans that resulted in the growth of RVing in the past will help this industry recover. And the need for affordable homes provided by manufactured housing will, if anything, increase as homebuyers strive to stay within their means. During bad times, it is difficult to foresee that better times are ahead. But I believe the economy and our industries will recover.

It is worth noting that following the last three recessions, the RV industry grew by more than 20% in the first year of the recovery.

We have a great management team that has proven its ability to manage through difficult times and produce superior results. As you know, we have remained consistently profitable in our manufactured housing segment, despite an industry decline of more than 75% in the last decade.

In both our RV and manufactured housing segments, we've taken proactive, aggressive steps which are helping us deal with this recession, and our strong balance sheet will be critical in this regard. In the last three years, we've consolidated 26 facilities. We've cut fixed costs by more than $15 million and reduced our production and workforce by more than half, all while still maintaining outstanding customer service.

At the same time, we've taken advantage of opportunities to grow. Since 2005, we increased our content per RV by more than 50% through acquisitions, market share growth and new product introductions. Even in the last few months, we've introduced new product lines and acquired Seating Technology. Further, we have more new products in our pipeline and we remain focused on growth.

I think it is worth emphasizing that what we've done in the last few months, consolidating seven facilities and reducing fixed costs and introducing new products such as the RV entry door, has not shown up in our results yet. In fact, they hurt us in the fourth quarter. But those actions will help in 2009, as will the other steps we will be taking in the coming months.

Personally, I believe in Drew's long-term potential, so I will be increasing my holdings in Drew by taking a significant portion of my compensation in the form of equity in Drew. In a small way, this will help us conserve cash, but more importantly, it helps align my motivation with the interest of stockholders. We've always had a very, very effective incentive compensation program, and the compensation committee of our Board has enhanced our pay-for-performance executive compensation plans by reallocating some of our bonus pool to provide further motivation to outperform the industries we serve. As always, our compensation remains strongly tied to profits.

From my 28 years working with Leigh, I have learned that effective management is the key to the success of any business. With a great management team that is motivated and has taken ownership of their business, both figuratively and literally, a company will almost surely rise above its peers. We have that team at Drew.

Now I will turn it over to Joe to discuss our results in more detail.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Thank you, Fred. Our operating management hopes for the best, but prepares for the worst, and has applied this in practice by streamlining operations, consolidating facilities and reducing other fixed costs wherever possible.

Fixed cost reductions helped 2008 fourth-quarter operating results by $1.1 million. These fixed cost reductions increased operating profit for the full year 2008 by over $5 million, in addition to the $6 million in savings we realized in 2007.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

Included in the fourth-quarter loss of $0.43 a share were charges for goodwill impairment and executive retirement, as well as costs related to severance and plant closures. In addition, the quarter was negatively affected by higher raw material costs. Excluding these items, the fourth-quarter loss would have been approximately $0.12 a share. Some of these items, like the higher raw material costs, will continue into 2009.

In the fourth quarter of 2008, we were again negatively affected by higher than historical health insurance costs. Management has addressed this by planning changes to our health insurance plan upon renewal which should yield additional annual savings of over $1 million. This savings is in addition to the $4 million of cost reductions for 2009, as noted in the press release.

In this economic environment we are focusing even more on the internal and external risks affecting the Company on a daily basis. In particular, our accounts receivable credit risk has increased as the economy has weakened. While we did not incur significant bad debt losses in 2008, reserves were increased earlier in the year by $1 million. In 2009, we will continue to closely monitor credit risk and work with our customers on appropriate credit policies.

We conducted an impairment analysis of the goodwill, other intangible assets and other long-lived assets in all of our business segments, which resulted in the impairment and non-cash write-off of all goodwill related to our California-based specialty trailer business. Based on our analysis, the estimated fair value of our RV and manufactured housing businesses currently exceeds the book value, thus no impairment was recorded. However, the declines in these industries have been severe and we will continue to monitor these industries in our results.

SG&A costs were 21.2% of 2008 fourth-quarter sales compared to 14.9% in the fourth quarter of 2007. This increase was primarily the result of higher delivery costs, the spreading of fixed costs over a smaller sales base and $1.1 million of charges related to plant closures and staff reductions. These items more than offset the cost-cutting measures, as well as the significant reduction in incentive compensation due to lower profits. In addition, the SG&A costs in the fourth quarter of 2007 included an $800,000 gain on the sale of a facility.

As previously announced, we completed the refinancing of our credit and shelf loan facilities during the fourth quarter of 2008. We are extremely pleased to have such solid financial partners in JP Morgan Chase, Wells Fargo and Prudential. In 2009, we expect to generate cash flow from a $20 million to $30 million reduction in inventory. In 2009, we will also have $20 million in non-cash charges from depreciation, amortization and stock-based compensation. We do not currently anticipate any significant borrowings in 2009.

We are in the process of selling four closed facilities and some vacant land. The estimated fair value of this land and buildings approximates the current book value of $6 million. And one of these facilities with a carrying value of $400,000 is under contract and is scheduled to be sold for book value in the first quarter of '09.

Our effective tax rate in 2008 was 38.6%, an increase from the 37.2% in 2007. This increase was primarily due to the lower profits, such as the larger effect that permanent differences have on state and federal tax rates when profits are lower. The annual effective tax rate is difficult to estimate for 2009, but is expected to be 39% to 40%.

During the fourth quarter of 2008, we reached an agreement in principle with the state of Indiana to settle tax years 1998 through 2006 for $4.6 million, subject to final documentation. This amount has been fully reserved and is expected to be paid in the first quarter of 2009.

Thank you for your time. Now I will turn it back to Fred.

 Fred Zinn - Drew Industries Incorporated - President, CEO

Thank you, Joe. Grace Ann, we can open it up for questions now.

 QUESTION AND ANSWER

 Operator

 (Operator Instructions) Kathryn Thompson, Avondale Partners.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Kathryn Thompson - Avondale Partners - Analyst

 Thank you very much. Just first, I want to focus a little bit on kind of structural with your business and industry conditions. There have been a number of RV manufacturer failures since the summer, and some that are kind of against the ropes right now. How much have manufacturer failures impacted your business in the quarter, and how much of a factor do you think this will be in 2009?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 It was not a significant factor in the fourth quarter. There were no customers that we did a substantial amount of business with that closed earlier in the year. We had very, very modest receivable write-offs. We protect ourselves pretty well on receivables. So I don't see that as a huge factor.

I think in terms of going forward, we will have to see how long the downturn lasts. I think that the customers that of ours that are suffering the most are the ones that have lost market share, and as a result, our receivables from them and our sales to them have declined significantly.

So I don't think it will be a big factor going forward. As you know, Kathryn, we sell to virtually every customer in the industry, and what we lose if one customer unfortunately has difficult times, we are likely to pick up through another customer of ours.

 Kathryn Thompson - Avondale Partners - Analyst

Yes. And how do you manage -- what are the type of systems you have in place to help manage customers that are having trouble with their receivables?

 Fred Zinn - Drew Industries Incorporated - President, CEO
 Well, we spend a lot of time -- especially in the recent few quarters, we have spent a lot of time looking at the credit policies that we make available to our customers. We certainly review very, very frequently their receivable balances and their agings. And I think we have the top credit people in the industry really protecting us and managing those receivables. We know what our cash position is and we know what our receivables are from these customers almost every day, and we track it very closely.

 Kathryn Thompson - Avondale Partners - Analyst

Okay. Where do your financial covenants stand currently versus your prior facilities?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Maybe Joe can answer that. They are a little tighter than they have been in the former facilities. Nothing significant. As you probably know, the limits that we have in terms of our borrowing is down, but we don't foresee borrowing any significant amounts in the coming years, and we don't foresee any issues with our covenants.

I think all banks and all companies are going to be subject to more restrictive covenants. But our forecasts, looking out for the balance of this year and even into the following year, we don't really see any problems.

 Kathryn Thompson - Avondale Partners - Analyst

 Okay. But does -- or Joe, do you have what that covenant is? Just for our records.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 In terms of the covenants, they are pretty identical to what they were before, with the exception of just some items that are included in the calculation or excluded in the calculation. In particular, treasury stock repurchases were not really an issue last time we did this three, four years ago, so we did add in that number. And some of the leverages could be affected going forward. If there is a change in our earnings, then our leverage could drop from the maximum of 2.5 to about 1.25 times.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Times EBITDA.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

Times EBITDA, correct. And as we said, we don't anticipate any borrowings here through '09.

 Kathryn Thompson - Avondale Partners - Analyst

So the debt-to-EBITDA is -- was it 2.5 times?

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Correct. That is the maximum currently. And if EBITDA on a pro forma basis dropped to, I think it is $50 million or below that, then the maximum -- that leverage ratio of 2.5 drops to 1.25.

 Kathryn Thompson - Avondale Partners - Analyst

Okay. You were in the process of selling three facilities, I believe, in the last quarter. Where does the sale of those facilities stand right now?

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

Of those three, two were closed, and the one I just mentioned is currently scheduled to be closed in the first quarter of '09.

 Kathryn Thompson - Avondale Partners - Analyst

 Okay. All right. And also, how should we think of -- you've been doing a lot of headcount reduction and other SG&A cuts, and you've had SG&A costs down sequentially in fiscal '08. How should we think about modeling SG&A into fiscal 09?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Very carefully. It is difficult, Kathryn. You know, we have disclosed what our reductions in fixed costs will be, $4 million. And Joe talked about the additional insurance costs that we will be saving. But it really depends -- a fair portion of our SG&A is fixed. So it is difficult to model out without knowing what your sales are.

 Kathryn Thompson - Avondale Partners - Analyst

 Okay.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 And to help in that, with the health insurance costs, we expect it to be at least $1 million annually, and that should go into effect the middle of the year.

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Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO

 The other reason it is hard to model out is, as you know, we have a history of continuing to reduce our costs. We have to be realists. Depending on where the market goes, we may I need to implement further cuts. And we will do that. There are companies a lot smaller than us that make a lot of money, and we are prepared to do whatever it takes to make sure that we are successful.

 Kathryn Thompson - Avondale Partners - Analyst

Okay. But could you see the number move around because of seasonality?

 Fred Zinn - Drew Industries Incorporated - President, CEO

You mean the SG&A?

 Kathryn Thompson - Avondale Partners - Analyst

 Correct.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, SG&A certainly, it is impacted by seasonality. It is impacted by our delivery costs, for instance, which are modest, but still do impact SG&A. It is impacted by whatever incentive compensation accruals we have, which are also seasonal.

 Kathryn Thompson - Avondale Partners - Analyst

 Okay, and then finally, I was just interested to learn about the TALF program I think that's what people are calling it now. The government made a lot of hay about supporting the manufactured housing industry. It hasn't yielded a whole lot from what we've seen. But what type of color can you give on this program? And what is your confidence level that this program will help support the RV industry, particularly in the -- obviously on the financing side, which would be very helpful?

 Leigh Abrams - Drew Industries Incorporated - Chairman

 As you know, President Obama recently visited Elkhart.

 Kathryn Thompson - Avondale Partners - Analyst

 I do know that. I was kind of hoping for -- that was my glimmer of hope for the industry.

 Leigh Abrams - Drew Industries Incorporated - Chairman

 It is all going to boil down to financing, how do we get financing. And we are hoping that the TALF program will help the banks lend, particularly to the RV industry and the manufactured housing industry. But I think the manufactured housing industry, one or two things they are really looking forward to is the FHA program going into effect, the Title I, where they will start lending -- the law was passed almost six months ago. It is scheduled for April 1 to put the new higher limits in from $48,000 up to $70,000 in guaranteed lending. That, we believe, will be a significant factor.

Our congressmen are also -- and our industry organizations are also pushing for not only the $7,500 tax credit, but to convert the $7,500 tax credit into a rebate rather than a tax credit. And I think the House in fact has upped that to $15,000. But again, a rebate rather than a tax credit would be a very big move for the industry. So our organizations are pushing for that, but you just never know what the Congress is going to do.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO

 It certainly was good to hear in President Obama's speech the reference to the industry. It just kind of highlights in it. It puts it in front of the congressmen, and hopefully we'll see some action. But in terms of level of confidence, I would say pretty good.

 Kathryn Thompson - Avondale Partners - Analyst

Pretty good.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, we'll see.

 Kathryn Thompson - Avondale Partners - Analyst

Okay, perfect. Thank you so much.

 Operator

Scott Stember, Sidoti & Company.

 Scott Stember - Sidoti & Company - Analyst

Good morning. Joe, last quarter or the quarter before that, you guys talked about on an annualized run rate, the higher steel prices in your inventory versus a year ago. Could you maybe quantify it at the end of the year?

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 In terms of the annual run rate, we do have some higher inventory, higher-cost raw materials still in inventory, as we noted. And that -- so it is difficult to quantify and it varies from product line to product line and plant to plant in terms of that. Looking at some of them -- some of the prices in the market place have come down recently. But we still have some of this stuff there.

So to annualize the impact is very difficult, because it is a mix between product lines and between plants at this point.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 It is way down from what we -- obviously, from what we had estimated before. The cost of raw materials are down, and we've used up quite a bit of the raw materials. And also, it is almost irrelevant, because it depends on selling prices and sales levels.

The sooner we can get rid of the higher-priced raw materials, the better. We have been able to maintain our selling prices to offset that. So it almost doesn't matter what the steel costs are relative to prior period. It only matters how much of it we can cover, and we are covering most of it.

 Scott Stember - Sidoti & Company - Analyst

 And in your comments, Joe, you talked about $20 million to $30 million worth of inventory reduction, which I guess would be $65 million to $75 million. Is there any more room for improvement beyond that, just given the overall levels of industry sales if we were to still see things pretty weak heading into the third quarter of '09?

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Yes, I do feel so, and I guess, Jason, I will let you have any other involvement on that, if sales were to tail off.

 Jason Lippert - Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro

 I don't know how much more they can tail off, but if they stay at fourth-quarter -- if they go back to fourth-quarter levels of production, that is where our customers are headed, then yes, there is more room there. But we are not anticipating that for the next couple of quarters, just because there was little to no production in November and December of '08. So I think the numbers that Joe gave are pretty accurate going to the next few quarters.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I guess the point is that we will adjust our inventory to current demand, whether it is up, hopefully, or down. So if it is down, we will take more out, and if things recover in the second half, we will have to buy some more inventory.

 Scott Stember - Sidoti & Company - Analyst

 Okay, and in the press release, you guys talked about how later in January you started to see some of your customers going back on line. Can you talk about if that has carried over to today and what your thoughts are going forward?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Jason, do you want to respond?

 Jason Lippert - Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro

 Sure. Yes, I mean it has been a big change from the last few months, because the months of November and December and pretty much for the better half of January -- first half of January, there was not much production at all. But since mid-January and carrying into the last couple weeks, things have been pretty strong and a lot different than what we've seen in the last couple months prior to February.

So there's not a lot of visibility out there on our customers' parts due to everything that we've stated and the condition of the market. But there is some pretty consistent production going on right now, which is a good change from what we've seen over the last couple months.

 Scott Stember - Sidoti & Company - Analyst

 Great. And last question, just on the Radius Door that you guys introduced over at Louisville, I know that right now it is difficult to gauge, just given the dire situation of the market. But can you give some anecdotal evidence of acceptance of this product and what this could possibly do for you once the market does rebound?

 Jason Lippert - Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro

 Yes, you know, it is a moving target right now with respect to where industry production -- total industry production is at on the towable side, because that is where we introduced the door.

But you know, we are building about 350 doors a week right now and have orders for more, and it is no different than some of the other product lines we came out with in '08 and prior. We intend to take a pretty substantial chunk of the market with a competitive product. So yes, the traction is really good.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Scott Stember - Sidoti & Company - Analyst

 Excellent. Thanks a lot.

Operator

 Torin Eastburn, CJS Securities.

 Torin Eastburn - CJS Securities - Analyst

Good morning. Joe, I didn't catch what you said about free cash flow. Could you just go through that briefly again, please?

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 In my speech, I was talking about the inventory reductions of $20 million to $30 million, coupled with non-cash charges for 2009 of depreciation, amortization and stock-based compensation should be approximately $20 million.

 Torin Eastburn - CJS Securities - Analyst

 All right, great. Thank you. Obviously, it is a difficult environment for gross margins. Once you get through the high-cost steel and finish some of your plant closures, what do you see as an attainable range, assuming there is no big change in volumes?

  Fred Zinn - Drew Industries Incorporated - President, CEO

 You know, we don't give out forecasts. But we should keep in mind that while our cost of sales are largely variable, the labor and material and a fair portion of overhead is variable, there are some fixed costs in there. So it depends a lot on what level of sales we have.

Certainly, I would hope to do a better gross margin than we achieved in the fourth quarter. That was one of probably the low points that we've had in many years. But I can't give you a forecast for the future.

 Torin Eastburn - CJS Securities - Analyst

Okay.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Maybe a slightly different way to approach it is, in prior quarters, we've talked about the fact that our incremental margin, down at the operating profit level, is about 20%, and that is where we expect to be. So as sales are up or down, what we earn on that extra sale dollar is $0.20.

 Torin Eastburn - CJS Securities - Analyst

 Okay, I appreciate that help. And the other analysts asked a bunch of good questions. I just have one more. I'm kind of curious, what do you tell your employees and your workers in this environment?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Well, Jason is the one who deals with most of the employees. We've got nine employees here so Jason, how do you deal with that?

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Jason Lippert - Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro

 It is obviously an unprecedented situation. I've only been in the industry for 15 years, but in the past we see downtime for one or two weeks at the most over the seasonal periods. But when you've got customers that are taking eight to 10 weeks off in a row, you've got to lay off and you've got to do the [smart things] with respect to your employee base.

And with over 2500 employees before fourth quarter, it is a situation where you can't just sit on your hands and do nothing. So we took hard steps and had to make a lot of tough decisions, both from administrative salary standpoint and right down to the shop floor.

So you save who you can and do the best you can with the employees that you need to keep trucking for the orders you have. And it's kind of we've been feeling month to month right now. And things are starting to get better. We've actually added some employees in the last couple weeks, as opposed to having to continue to drop employees off the payroll.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 I talk to Jason often about these kinds of things, and I can hear in his voice that having to make cuts like that is an emotional strain and very difficult to deal with, more so for the employees getting cut, but for the management as well. And he has done a great job dealing with it and keeping the remaining work force highly motivated.

We employ a lot of people in North Indiana, and you know, the unemployment rate is the highest of any place or one of the highest of any place in the country. And people are very happy to have a job and they are happy to be employed by a company that has a solid balance sheet and is going to be around for the long term.

 Torin Eastburn - CJS Securities - Analyst

 Great. Thank you. I appreciate your time.

 Operator

 Adam Schwartz, First Manhattan.

 Adam Schwartz - First Manhattan - Analyst

 Good morning. My question is, I guess I'm trying to get at what everybody else is trying to get at, in terms of your lowered sales level to hit breakeven. Without maybe giving me an exact number, just strategically in terms of how you think about -- clearly, there is excess capacity in the industry and in the Company -- trying to meet this new level of sales, which is probably somewhere between what it was in the end of the year and where we are today, nobody would say it is quite that low, because people idled plants.

But if this -- how far along do you think you are in terms of getting that extra capacity out and getting it to a level where you are comfortable with? And if you actually try to go above and beyond even further than where you think the market is and that you retain some sort of headroom?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, I think there are additional things we can and will do, depending on what happens with the marketplace. One way for you to look at it, if you are trying to forecast, let's say, what our breakeven is, as I mentioned to Torin, our incremental margin is on the order of 20%. So take a quarter, whichever quarter you want, and take out all the special charges, as we've described hopefully pretty well in our press release and 10-Q, and then you can figure out where we are going. If sales are up or down, you can figure out where we would be, because of that 20% incremental margin.

In terms of headroom, we definitely have headroom. Jason, you may want to comment on that. But we are only at a one shift; we are only producing one shift at a time now. So we've got lots of room, even if we took more out.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Jason Lippert - Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro
 And none of the single shifts are running at full capacity right now. I mean, most of our plants are four days.

 Adam Schwartz - First Manhattan - Analyst

 If you look across the industry, you said you took seven plants out of 36 or so. What do you think industry-wide in terms of how much more capacity needs to be taken out we could be looking at?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Jason, do you have any feel for that?

 Jason Lippert - Drew Industries Incorporated - President, CEO-Lippert Components, Inc. & Kinro

 No, I mean, you've got to kind of work backwards from the numbers. If they are calling for 158,000 towables this year, that is the number we are working off of. And you can kind of do the backwards math and look at what everybody is producing today, and figure -- you don't know who is not going to be around tomorrow, but you at least have a number to work off of, and that is what we've planned our business around.

 Adam Schwartz - First Manhattan - Analyst

 Great. Thanks very much.

 Operator

 Barry Vogel, Barry Vogel & Associates.

 Barry Vogel - Barry Vogel & Associates - Analyst

 I want to go back to some of the comments you made on the government programs, because obviously you can see a headline and you don't know the details. But I would think that you guys would know the details far better than us.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Unfortunately, as you know, there hasn't been much released, so we may not know much more than you do.

 Barry Vogel - Barry Vogel & Associates - Analyst

 I know. Thanks to the Treasury Secretary.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

Anyway, you talked about in your press release that the RV business was recently put into the TALF.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Fred Zinn - Drew Industries Incorporated - President, CEO

Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

 You didn't say in your press release that manufactured housing was in the TALF.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, I don't know if we have gotten confirmation of that. And I don't even know if there is official confirmation that it has been conclusively added to the TALF. But we did get -- we saw press releases issued by the RVIA that the Federal Reserve had indicated to them that dealer floorplan financing and consumer loans for RVs would be included in the 20 -- at that time $20 billion of TALF funds earmarked for that type of thing.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So you don't know if manufactured housing is included?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 No, I don't know that. But I do know, again, from the industry associations that that is something they have been urging. It is maybe not quite as much in the news, but it's certainly something that the industry participants have been pressuring their congressmen to do.

 Barry Vogel - Barry Vogel & Associates - Analyst

 In the same vein, this "stimulus package," in the Wall Street Journal today, they had the main points, and they talked about a housing credit, $7,500. Can you give us color on that as it pertains to manufactured housing?

 Leigh Abrams - Drew Industries Incorporated - Chairman

 Well, it is available to everybody, the $7500. But again, the manufactured housing industry is really pushing for that to be in effect a rebate rather than a credit. A lot of people who buy manufactured housing don't have enough taxes to generate a $7,500 credit. So we would really like to rather see it as a rebate to help the industry, which we think would be a lot more than a $7,500 tax credit that you have to pay back over 15 years.

From what we are hearing, that even if it doesn't become a rebate, at lease the government is talking about not having it repaid back, which again, would be a big advantage.

 Barry Vogel - Barry Vogel & Associates - Analyst

 I think in terms of those items, that it is not to be paid back.

 Leigh Abrams - Drew Industries Incorporated - Chairman

 Well, you know, it keeps bouncing around.

 Barry Vogel - Barry Vogel & Associates - Analyst

 I know.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Leigh Abrams - Drew Industries Incorporated - Chairman

 But again, the biggest item that could help the manufactured housing industry is when the rules and regulations are finalized for the FHA lending program, which increases the lending limit from $48,000 to $70,000. That could be the biggest stimulus for the industry.

And the new administration has promised that those rules and regulations will be in place by April 1. And the MHI is doing everything they can to push them to meet that deadline. That could be a very big incentive for the industry.

 Fred Zinn - Drew Industries Incorporated - President, CEO

Last year, I think there were only 1500 or 1800 homes financed through FHA support. And we would love to see that a much bigger number.

 Barry Vogel - Barry Vogel & Associates - Analyst

 All right. You won't know until it actually gets --.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Right.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So it is still a big question mark.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, and as far as the bad debt, you said in your commentary that you had raised your reserves in the beginning of '08 by $1 million. And if that is true, certainly things have deteriorated dramatically, dramatically for both industries, and in particular, the RV business. Because not only have you had bankruptcies, some of these big players -- certainly, they are in motor homes, but still two of them are in towables. Do you think that is enough, those bad debt reserves that you raised in the beginning of '08, given what has happened since then?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Absolutely. You have to remember, Barry, you can't reserve what you are going to sell tomorrow. We can only reserve what is on the balance sheet. And at the end of the year, we didn't have a lot of receivables on the balance sheet. Most of our customers weren't shipping in the fourth quarter.

And besides that, the companies that are in the most trouble or have the most difficulty, as I said, their market share is down, their sales are down. So just naturally, their receivables are down. But we feel very comfortable that we are adequately reserved at year-end. We look at it every month, and we may have to add in the first quarter, depending on what happens. But those companies that are in the most trouble, we look at all the time and we are adequately reserved.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, and on the severance and plant closures, could you tell us what the impact was in the fourth quarter and the year, and where are they located on your P&L?

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 For those costs, I don't have the year numbers. They really weren't too significant until we got into the fourth quarter.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, most of it was in the fourth quarter.

 Joe Giordano - Drew Industries Incorporated - CFO, Treasurer

 Correct. And really in looking at the P&L, there is a portion of it that is down -- if you are looking at the segment presentation -- a portion of it is in the other items. And it is almost split a third, a third and a third between other items, RV and MH.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 And it was about $1.1 million or $1.2 million, if I remember right.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Total?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay. And as far as the steel issue, you did allude to the fact that steel costs are coming down, and I know you are absolutely correct.

But during the year, I would think you might have been squeezed as far as when you could raise your prices relative to rising steel costs. Would you have a number of the squeeze for the year between steel costs and what you were able to get back in price relief?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 If I understand your question right, how much did we lose, because we didn't raise our selling prices to match the costs.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Yes.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, in the fourth quarter, it was $1.5 million or $2 million. In the quarter before that, it was $2 million or $3 million. And not an awful lot before that. So we are talking about on the order of $5 million, let's say $4 million to $6 million probably for the year.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, so do you think that collapse in pricing in the steel business will allow you to, in theory, not be squeezed in 2009?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Well, not after these first few months, as we are disposing of some of the higher-cost stuff. That's correct.

 Barry Vogel - Barry Vogel & Associates - Analyst

 So if all things were equal, you could pick up $4 million or $5 million in operating profit?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, starting a few months from now.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Okay, that's great. And you know, keep up the good work. You are doing an outstanding job, there's no question, considering you've had depressions in both your industries -- full-fledged depressions. And unfortunately, it is not over yet in the RV business, because of all these inventories that are out at the dealer lots and all the repurchases that are in the process of occurring. So I think the RV business -- it doesn't change. It's going to be a disaster in 2009 as far as bankruptcies.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes. And you know that, Barry, we are as prepared as any company can be, with little debt and some good cash flow coming this year. So we are prepared for it. We are going to be one of the companies standing at the end of all this, and we are going to have picked up market share and introduced new products. So I appreciate your confidence.

 Barry Vogel - Barry Vogel & Associates - Analyst

 It is a hell of a way to pick up market share.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Yes, it is not the way you want to, but you take it as you can.

 Barry Vogel - Barry Vogel & Associates - Analyst

 Thank you very much.

 Operator

 (Operator Instructions). [John Dacher], Pinnacle.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

 John Dacher - Pinnacle - Analyst

 Good morning. Just a brief question regarding personnel. It says Mr. Abrams was appointed Chairman of the Board. Is that executive or nonexecutive chairman?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 He is a non-employee Chairman of the Board, so I guess that would mean nonexecutive.

 John Dacher - Pinnacle - Analyst

 Nonexecutive, okay. And regarding the retirement of Mr. Webster, will he stay on the Board?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 No.

 John Dacher - Pinnacle - Analyst

 Okay, so there will be a Board vacancy?

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Actually, I was appointed to the Board back in the middle of the year, so I think we have the same number.

 John Dacher - Pinnacle - Analyst

 Okay, so you have eight -- you will still have eight directors.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Including five independent directors.

 John Dacher - Pinnacle - Analyst

 Five independent, three insiders. Okay. Thank you.

 Operator

 You have no further questions. I will now turn the call back over to Fred Zinn for closing remarks.

 Fred Zinn - Drew Industries Incorporated - President, CEO

 Thank you, Grace Ann. I really want to thank all of you for taking the time to be on the call today and for your support and confidence in us. You know we are doing everything we possibly can to improve our operations every day, to outperform our industries and to maintain the strong balance sheet that we have, and again, we appreciate your confidence. We will talk to you again next quarter. Thank you.

 Operator

 Thank you for your participation in today's conference. This concludes the presentation, and you may now disconnect.

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FINAL TRANSCRIPT
Feb 12, 2009 / 04:00PM GMT, DW - Q4 2008 Drew Industries Incorporated Earnings Conference Call

Editor

FORWARD-LOOKING STATEMENTS

This transcript may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company's common stock and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, expenses and income, whenever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors as identified in this press release and in our Form 10-K for the year ended December 31, 2007, and in our subsequent Form 10-Qs filed with the SEC.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of credit for financing the retail and wholesale purchase of manufactured homes and recreational vehicles, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes and RVs, the disposition into the market by FEMA, by sale or otherwise, of RVs or manufactured homes purchased by FEMA in connection with natural disasters, changes in zoning regulations for manufactured homes, continuing sales decline in the RV and manufactured housing industries, the financial condition of our customers, the financial condition of retail dealers of RVs and manufactured homes, retention of significant customers, interest rates, oil and gasoline prices, the outcome of litigation, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may continue to affect the retail sale of recreational vehicles and manufactured homes.

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In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

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